EXHIBIT 10.2
AMENDMENT ONE
To
American Greetings Corporation
Executive Deferred Compensation Plan
WHEREAS, American Greetings Corporation, an Ohio Corporation, (the “Employer”) hereby adopts this Amendment One to the American Greetings Corporation Executive Deferred Compensation Plan (the “Plan”).
WHEREAS, pursuant to Section 10.1 of the Plan, the Employer reserves the right to amend the Plan.
THEREFORE, the Employer hereby amends the Plan as follows:
1.	Section 6.2 of the Plan is amended in its entirety to read as follows:

“6.2 Form of Benefit Payments. Except as provided in Article VII, the Participant’s Deferred Compensation Benefit shall be paid in the form provided under the Participant’s Agreement. If the participant does not provide for a form of payment, then the Participant’s Deferred Compensation Benefit shall be paid in a single lump sum. If the Participant has negotiated two or more Agreements which do not provide for the same form of payment, the payment of a Participant’s Deferred Compensation Benefit shall take the form provided in the Participant’s most recently executed Agreement.

Except as provided in Article VII, the Participant’s Restoration Benefit shall be paid in the same form as the Participant’s Deferred Compensation Benefit.

If the Plan is terminated pursuant to Section 10.2, the Administrator reserves the right to pay all benefits in a single lump sum.”

2.	This Amendment One shall be effective 1-1, 1996.
IN WITNESS HEREOF, the Company, by its duly authorized officers, has caused the Amendment One to be executed on 1-5, 1996.

AMERICAN GREETINGS CORPORATION

by:	/s/ Morry Weiss

its: